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                                                                     Exhibit 8.1

                                                           December 14, 2006

Royal Bank of Canada,
      200 Bay Street,
            Royal Bank Plaza,
                  Toronto, Ontario
                        Canada M5J 2J5.

Ladies and Gentlemen:

      We have acted as United States tax counsel to Royal Bank of Canada ("RBC") in connection with the issuance by RBC of its Senior Debt Securities and Subordinated Debt Securities. We hereby confirm to you that the statements of U.S. tax law set forth under the heading "United States Taxation" on the Registration Statement filed on Form F-3 (the "Registration Statement") for the Senior Debt Securities and Subordinated Debt Securities dated December 14, 2006, are accurate in all material respects.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Tax Consequences - United States Taxation." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ SULLIVAN & CROMWELL LLP